Exhibit 99.1

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Fourth Quarter and Fiscal 2012 Financial Results

In Fiscal 2012 Bridgeline Digital Achieved Record Revenues of $26.3M, iAPPS Related Revenue Increased 37%, iAPPS Licenses Sold Increased 25%, and Recurring Revenues Increased 27%

Burlington, Mass., December 4, 2012 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fourth quarter and year ended September 30, 2012.

“In fiscal 2012, Bridgeline Digital continued to post strong iAPPS revenue growth, achieved positive non-GAAP income and EBITDA and significantly expanded its gross profit margins.” said Thomas Massie, Bridgeline Digital’s President and Chief Executive Officer. “We expect overall top-line growth will improve in 2013 as an increased percentage of our revenue will come from iAPPS related engagements. Customers continue to recognize our unique value proposition by selecting iAPPS to power their next generation websites.”

Fourth Quarter Highlights:

•	Revenue for the fourth quarter of 2012 was $6.7 million, compared to $6.6 million in the fourth quarter of 2011.

•	iAPPS related revenue increased 32% to $4.5 million, compared to $3.4 million in the fourth quarter of 2011.

•	Recurring revenue from subscription and managed service hosting increased 25% to $1.1 million, compared to $868 thousand in the fourth quarter of 2011.

•	Gross profit margin increased to 57% compared to 52% in the fourth quarter of 2011.

•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) increased 31% to $583 thousand compared to $444 thousand in the fourth quarter of 2011.

•	Non-GAAP adjusted net income was $268 thousand compared to $250 thousand in the fourth quarter of 2011.

•	Cash generated from operations was $1.1 million in the fourth quarter compared to $314 thousand in the fourth quarter of 2011.

Fiscal 2012 Highlights:

•	Revenue for fiscal 2012 was $26.3 million, compared to $26.3 million in fiscal 2011.

•	iAPPS related revenue increased 37% to $16.6 million compared to $12.1 million in fiscal 2011.

•	Recurring revenue from subscription and managed service hosting increased 27% to $4.2 million compared to $3.3 million for fiscal 2011.

•	In fiscal 2012, a record 267 iAPPS licenses were sold, a 25% increase over fiscal 2011.

•	Gross profit margin increased to 55%, compared to 51% in fiscal 2011.

•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) increased 33% to $2.0 million, compared to $1.5 million in fiscal 2011.

•	Non-GAAP adjusted net income increased 21% to $470 thousand compared to $387 thousand in fiscal 2011.

2012 Business Highlights

•
In June, Bridgeline Digital and UPS Logistics announced that they had signed a multi-year agreement to offer an end-to-end eCommerce solution comprised of Bridgeline’s “eCommerce Fulfilled™” technology platform and UPS logistics and fulfillment services.

•
Bridgeline Digital launched iAPPS ds (distributed subscription), a new platform that empowers large franchises and dealer networks with state-of-the-art digital engagement management while providing superior oversight of corporate branding.

•	In July, a large national franchise signed a multi-year, multi-million dollar agreement with Bridgeline Digital to provide iAPPS ds to over 4,300 of their franchises.

•	The iAPPS platform was selected as a finalist for two 2012 CODiE awards – Best Content Management Solution, globally and Best Electronic Commerce Solution, globally.

•	KMWorld magazine editors selected the iAPPS platform as a trend setting product of the year.

•	B2B Interactive named Bridgeline Digital as one of the top interactive technology companies in America.

•	Deliotte named Bridgeline Digital to its 2012 Fast 500 listing, recognizing Bridgeline Digital as one of the 500 fastest growing technology companies in North America.

Fiscal 2013 Outlook

Bridgeline Digital expects fiscal 2013 revenue will be approximately $29 million, with iAPPS related revenue increasing 40% from fiscal 2012.  This revenue projection includes a projected reduction of non-iAPPS related legacy revenue of approximately $3.0 million.

In addition, Bridgeline Digital expects to continue to generate positive non-GAAP income and positive adjusted EBITDA for fiscal 2013.

Conference Call Information

Bridgeline Digital will host a conference call to discuss fourth quarter and fiscal 2012 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges.  Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital (NASDAQ:BLIN), The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass., with nine additional locations throughout the U.S. and an Asia Pacific headquarters in Bangalore, India, Bridgeline has thousands of customers that range from middle market organizations to Fortune 1000 companies. To learn more, please visit www.bridgelinedigital.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.
Kim Brown
Director of Corporate Communications
781.995.0888
kbrown@blinedigital.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of GAAP net loss to non-GAAP adjusted net income:
GAAP net loss	$(40)	$(51)	$(946)	$(782)
Acquisition, integration and other one-time costs	-	48	-	48
Amortization of intangible assets	179	183	750	765
Impairment of intangible asset	-	-	281	-
Stock-based compensation	129	70	385	356
Non-GAAP adjusted net income(loss)	$268	$250	$470	$387

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted earnings per diluted share:
GAAP net loss per share	$(0.00)	$(0.00)	$(0.07)	$(0.06)
Acquisition, integration and other one-time costs	-	-	-	-
Amortization of intangible assets	0.01	0.01	0.06	0.06
Impairment of intangible asset	-	-	0.02	-
Stock-based compensation	0.01	0.01	0.03	0.03
Non-GAAP adjusted net income(loss)	$0.02	$0.02	$0.04	$0.03

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(40)	$(51)	$(946)	$(782)
Provision for income tax	(21)	(39)	69	24
Interest expense (income),net	42	45	276	211
Amortization of intangible assets	179	183	750	765
Impairment of intangible asset	-	-	281	-
Depreciation	254	149	979	603
EBITDA	414	287	1,409	821
Other amortization	40	87	170	350
Stock-based compensation	129	70	385	356
Adjusted EBITDA	$583	$444	$1,964	$1,527

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.00)	$(0.00)	$(0.07)	$(0.06)
Provision for income tax	-	-	0.01	-
Interest expense (income),net	-	-	0.02	0.02
Amortization of intangible assets	0.01	0.01	0.06	0.06
Impairment of intangible asset	-	-	0.02	-
Depreciation	0.02	0.01	0.07	0.05
Other amortization	-	0.01	0.01	0.03
Stock-based compensation	0.01	0.01	0.03	0.03
Adjusted EBITDA	$0.04	$0.04	$0.15	$0.13

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue:
Web application development services	$5,464	$5,465	$21,268	$21,873
Managed service hosting	659	530	2,517	2,006
Subscription and perpetual licenses	613	598	2,512	2,388
Total revenue	6,736	6,593	26,297	26,267

Cost of revenue:
Web application development services	2,712	2,916	10,949	11,871
Managed service hosting	83	88	372	443
Subscription and perpetual licenses	114	160	451	681
Total cost of revenue	2,909	3,164	11,772	12,995
Gross profit	3,827	3,429	14,525	13,272

Operating expenses:
Sales and marketing	2,203	1,684	7,729	6,738
General and administrative	1,007	890	3,931	3,875
Research and development	203	566	1,456	1,866
Depreciation and amortization	433	334	1,729	1,340
Impairment of intangible asset	-	-	281	-
Total operating expenses	3,846	3,474	15,126	13,819
Income/(Loss) from operations	(19)	(45)	(601)	(547)
Interest income (expense), net	(42)	(45)	(276)	(211)
Loss before income taxes	(61)	(90)	(877)	(758)
Provision for income taxes	(21)	(39)	69	24
Net loss	$(40)	$(51)	$(946)	$(782)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.07)	$(0.06)
Number of weighted average shares:
Basic and diluted	14,706,869	12,306,207	13,084,095	12,187,767

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

ASSETS
	September 30, 2012	September 30, 2011
Current Assets:
Cash and cash equivalents	$2,126	$2,528
Accounts receivable and unbilled revenues, net	3,977	4,274
Prepaid expenses and other current assets	648	494
Total current assets	6,751	7,296
Equipment and improvements, net	2,735	1,779
Intangible assets, net	1,527	1,527
Goodwill	21,545	20,122
Other assets	1,132	685
Total assets	$33,690	$31,409

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,132	$1,291
Accrued liabilities	1,306	1,081
Accrued earnouts, current	375	295
Debt, current	1,424	1,750
Capital lease obligations, current	230	216
Deferred revenue	1,144	1,169
Total current liabilities	5,611	5,802
Accrued earnouts, net of current portion	990	772
Debt, net of current portion	2,988	3,017
Capital lease obligations, net of current portion	127	215
Other long term liabilities	1,004	395
Total liabilities	$10,720	$10,201

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized; 15,209,538 and 12,306,207 shares issued and outstanding, respectively	15	12
Additional paid-in-capital	40,847	38,083
Accumulated deficit	(17,716)	(16,770)
Accumulated other comprehensive loss	(176)	(117)
Total stockholders' equity	22,970	21,208
Total liabilities and stockholders' equity	$33,690	$31,409